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                                                       Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

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                           MANUGISTICS GROUP, INC.
              (Exact name of issuer as specified in its charter)

  Delaware                                             52-1469385
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                          2115 East Jefferson Street
                          Rockville, Maryland 20852
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)
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             MANUGISTICS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

              1998 STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.
                          (FULL TITLES OF THE PLANS)
                              ------------------

                              WILLIAM M. GIBSON
         PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                           MANUGISTICS GROUP, INC.
                          2115 EAST JEFFERSON STREET
                          ROCKVILLE, MARYLAND 20852
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (301) 984-5000
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
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                                   COPY TO:

                         JOSEPH H. JACOVINI, ESQUIRE
                           MERRITT A. COLE, ESQUIRE
                             DILWORTH PAXSON LLP
                           3200 MELLON BANK CENTER
                              1735 MARKET STREET
                    PHILADELPHIA, PENNSYLVANIA 19103-7595
                                (215) 575-7000
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
                                        CALCULATION OF REGISTRATION FEE
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 TITLE OF SECURITIES                AMOUNT TO                 PROPOSED                  PROPOSED            AMOUNT OF
   TO BE REGISTERED               BE REGISTERED            MAXIMUM OFFERING              MAXIMUM        REGISTRATION FEE (1)
                                                                PRICE              AGGREGATE OFFERING
                                                             PER SHARE (1)              PRICE (1)
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
 COMMON STOCK, $.002 PAR         2,737,900 SHARES              $14.1875              $38,843,956.25         $11,458.97
 VALUE
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

     (1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, PURSUANT TO RULE 457(c) UNDER THE SECURITIES ACT OF 1933, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON SEPTEMBER 1, 1998, AS REPORTED BY THE NASDAQ NATIONAL MARKET SYSTEM.





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         This registration statement relates to a total of 2,737,900 additional shares of Common Stock, as follows: (a) a total of 500,000 shares which are reserved for future sale and issuance under the Manugistics Group, Inc. Employee Stock Purchase Plan (the "ESPP"), and (b) a total of 2,237,900 shares (or such lesser number of shares equal to the sum of all available shares under all of Manugistics Group, Inc.'s (the "Company") existing stock option plans on July 24, 1998) which are reserved for future issuance upon the exercise of options granted or which may be granted under the 1998 Stock Option Plan of Manugistics Group, Inc. The contents of Registration Statement No. 33-98820, which relates to the shares of Common Stock previously registered for offer and sale under the ESPP, is incorporated by reference.


ITEM     3.      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998.

         2.  The Company's Current Report on Form 8-K dated March 2, 1998.

         3.  The Company's Current Report on Form 8-K dated March 19, 1998.

         4.  The Company's Current Report on Form 8-K dated March 27, 1998.

         5.  The Company's Current Report on Form 8-K dated May 22, 1998.

         6.  The Company's Current Report on Form 8-K dated May 22, 1998.

         7.  The Company's Current Report on Form 8-K dated June 1, 1998.

         8.  The Company's Current Report on Form 8-K dated June 2, 1998.

         9.  The Company's Current Report on Form 8-K dated June 9, 1998.

         10. The Company's Current Report on Form 8-K dated July 15, 1998.

         11. The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998.

         12. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.





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
ITEM     5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the Shares. Under the terms of the Company's 1998 Stock Option Plan, Joseph H. Jacovini, Co-Chairman and a principal in that firm and a member of the Board of Directors of the Company, is automatically awarded annually an option to purchase 5,000 shares of Common Stock. At September 1, 1998, Mr. Jacovini was the beneficial owner of 72,000 shares of Common Stock (including 2,000 shares held by his spouse and a total of 22,664 shares issuable upon exercise of certain options). Other members of Dilworth Paxson LLP own a total of approximately 2,400 shares of Common Stock.

ITEM     6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains certain provisions permitted under the General Corporation Law of Delaware ("Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation and the Company's Amended and Restated By-Laws also contain provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees. The Certificate of Incorporation provides that a director's liability shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as amended from time to time.

         The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.

ITEM     8.  EXHIBITS

                5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

               23.1       Consent of Deloitte & Touche LLP

               23.2       Consent of PricewaterhouseCoopers LLP

              *23.3       Consent of Dilworth Paxson LLP

             **24 Power of Attorney of certain officers and directors of the Company
             ------------------------------
                          * Included in Exhibit 5
                          **Included in the signature page to this Registration
                            Statement

ITEM     9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.





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         (1) For the purpose of determining any liability under the Securities
             Act of 1933, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (1) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in response to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 4th day of September, 1998.


                                     MANUGISTICS GROUP, INC.


                                     By: /s/ WILLIAM M. GIBSON
                                         --------------------------------------
                                           William M. Gibson
                                           Chairman of the Board, President and
                                           Chief Executive Officer



                               POWER OF ATTORNEY


         Each of the undersigned directors of Manugistics Group, Inc. whose signature appears below hereby appoints William M. Gibson and Peter Q.
Repetti, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                          Title                                   Date
         ---------                          -----                                   ----
/s/ WILLIAM M. GIBSON             Chairman of the Board, President and       September 4, 1998
---------------------------        Chief Executive Officer (Principal
William M. Gibson                  Executive Officer)


/s/ PETER Q. REPETTI              Senior Vice President and Chief            September 4, 1998
---------------------------        Financial Officer (Principal
Peter Q. Repetti                   Financial Officer and Principal
                                   Accounting Officer)


/s/ JACK A. ARNOW                 Director                                   September 4, 1998
---------------------------
Jack A. Arnow





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
         Signature                 Title                                        Date
         ---------                 -----                                        ----
                                   Director
---------------------------
J. Michael Cline


                                  Director
---------------------------
Lynn C. Fritz


/s/ JOSEPH H. JACOVINI            Director                                   September 4, 1998
---------------------------
Joseph H. Jacovini


/s/ WILLIAM G. NELSON             Director                                   September 4, 1998
---------------------------
William G. Nelson


/s/ THOMAS A. SKELTON             Director                                   September 4, 1998
---------------------------
Thomas A. Skelton





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                                 EXHIBIT INDEX



                 EXHIBIT NUMBER

                    5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

                   23.1   Consent of Deloitte & Touche LLP

                   23.2   Consent of PricewaterhouseCoopers LLP

                  *23.3   Consent of Dilworth Paxson LLP

                 **24 Power of Attorney of certain officers and directors of the Company
                 --------------------------------------------
                          * Included in Exhibit 5
                          **Included in the signature page to this Registration
                            Statement





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